Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated February 16, 2004 (except for the last three paragraphs of Note P, as to which the date is November 30, 2004), accompanying the consolidated financial statements of Warren Resources, Inc. contained in Amendment No. 1 to the Registration Statement on Form S-1. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

November 30, 2004